Exhibit 10.7

TALMER BANCORP, INC.

EQUITY INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

Talmer Bancorp, Inc., a Michigan corporation (the “Company”), upon the recommendation of the Company’s Board of Directors (the “Board”) and pursuant to the Talmer Bancorp, Inc. Equity Incentive Plan, as amended (the “Plan”), and in consideration of the services to be rendered to the Company or its Subsidiaries by                        (“Participant”), hereby grants, effective as of                     , 20     (the “Date of Grant”), Participant the option (the “Option”) to purchase          (        ) shares of Common Stock (the “Shares”), at a price of $         per share (the “Option Price”), on the terms and conditions contained in this Non-Qualified Stock Option Agreement (this “Agreement”) and subject to all the terms and conditions of the Plan, which are incorporated by reference herein.  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.  This Option is a non-qualified stock option.

I.  EXERCISE OF OPTION

Participant may exercise this Option at any time on or after the first date specified below, but in no event later than the tenth anniversary of the Date of Grant, subject only to prior termination or modification of the Plan and in accordance with and subject to any percentage limitations contained in this Section I and the expiration provisions contained in the Plan or this Agreement:

(a)                                          of the Shares, or any lesser part thereof, on or after the first anniversary of the Date of Grant;

(b)                                 An additional          of the Shares, or any lesser part thereof, on or after the second anniversary of the Date of Grant; and

(c)                                  The final          of the Shares, or any lesser part thereof, on or after the third anniversary of the Date of Grant.

Any Shares not purchased by Participant at the time Participant is first eligible to exercise the Option for such Shares, as determined by this Section I, may be purchased by Participant at any time thereafter but, in no event, later than the tenth anniversary of the Date of Grant.

II.  MANNER OF EXERCISE

This Option may be exercised by Participant or other person then entitled to exercise it, in accordance with Section I above, by delivery (personally or by certified or registered mail in accordance with Section VIII below) of a written notice to the Company’s Secretary (the “Exercise Notice”) indicating whether the manner of exercise of this Option will be cash or non-cash:

(a)                                 If the Exercise Notice indicates that the exercise of this Option will be a cash exercise, the Notice must be accompanied by a cash payment in an amount equal to the product of (x) the Option Price, and (y) the number of Shares being purchased pursuant to the Exercise Notice.

(b)                                 If the Exercise Notice indicates that the exercise of this Option will be a non-cash exercise, the Company shall then issue to the Participant such number of validly issued, fully paid and non-assessable Shares as is computed using the following formula:

X= Y * (A-B)

    A

where X = the number of Shares to be issued to Participant pursuant to the Exercise Notice;

Y = the number of Options to be surrendered according to the Notice of Exercise;

A = the Fair Market Value of one (1) Share at the time the Notice of Exercise is delivered to the Company; and

B = the Option Price.

(c)                                  Regardless of whether the Notice of Exercise specifies the form of exercise of this Option as cash (see Section II(a) above) or non-cash (see Section II(b) above), if the Company is required to withhold on account of any present or future tax imposed as a result of such exercise, the Notice of Exercise shall be accompanied by a check to the order of the Company in the amount of such withholding.  The Company may also permit payment to be made under this Section II(c) in such other manner as the Company deems appropriate and in compliance with applicable law.

(d)                                 The Company will attempt to process the exercise of this Option as promptly as possible.  Participant shall not be entitled to the privileges of share ownership in respect of any Shares issuable upon exercise of this Option, unless and until such Shares have been issued to such person as fully paid shares.

III.  EXPIRATION; DEATH; TERMINATION; CHANGE OF CONTROL

Except as set forth below, all unexercised rights under the Option shall expire in accordance with the terms of the Plan.  Notwithstanding Section VII below or any of the terms of the Plan:

(a)                                 In the event Participant suffers a Termination of Service because Participant becomes “totally disabled” (as defined below), an Option may be exercised, but only to the extent it was otherwise exercisable, on the date of Termination of Service, within ninety (90) days after the date of Termination of Service.  In the event of the death of Participant within the ninety (90) day period following the date of Termination of Service, his Options may be exercised by his Beneficiary within the one (1) year period following the date of Termination of Service.  For purposes of this Section III(a), Participant shall be considered “totally disabled” if, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, (i) he is unable to engage in any substantial gainful activity, or (ii) he is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

(b)                                 In the event Participant’s Termination of Service is by the Participant with “good reason” (as defined in Section III(c) below) or by the Company without “cause” (as defined in the Plan), all unvested Options shall be accelerated and shall accrue on the date of Termination of Service, and Participant’s Options may be exercised within ninety (90) days after the date of Termination of Service.  Notwithstanding anything to the contrary herein, if Participant violates the non-competition or confidentiality provisions of any employment agreement, confidentiality or non-competition agreement or other agreement between the Company and Participant, the right to exercise the Option shall terminate immediately upon such violation.

(c)                                  In the event that Participant’s Termination of Service is by the Participant without “good reason” or by the Company for “cause,” all Options shall terminate immediately upon Termination of Service.  For purposes hereof, “good reason” shall have the meaning set forth in Participant’s written employment, consulting or similar agreement with the Company or, if “good reason” is not defined therein, or if there is no such agreement, “good reason” shall mean: (i) a substantial adverse change, not consented to by Participant, in the nature or scope of Participant’s responsibilities, functions or duties with the Company, (ii) a substantial involuntary reduction in Participant’s base salary except for an across-the-board salary reduction similarly affecting all or substantially all employees, or (iii) the relocation, without Participant’s consent, of Participant’s principal place of employment to another location of the Company outside a 60-mile radius from the location of Participant’s principal place of employment as of the date hereof.

(d)                                 Upon the effectiveness of a Change of Control Event, all Options shall accelerate and become fully vested and continue to be exercisable as provided in the Plan and this Agreement.

IV.  NON-ISSUANCE

The Company shall not be required to issue or deliver any Shares upon Participant’s exercise of the Option:

(a)                                 Prior to the completion of any proceedings under any applicable state or federal securities law, rule or regulation that the Company or its counsel determines to be necessary or advisable to the issuance of the Shares; or

(b)                                 Unless such issuance, in the opinion of the Company’s counsel, is exempt from federal and state securities registration requirements.

The Company may require Participant to represent and agree in writing that if such Shares are issuable under an exemption from registration requirements, the Shares will be “restricted”.  While the Company will attempt to process the exercise of the Option as promptly as possible, it cannot guarantee a delivery date for the certificate(s) representing the Shares.

V.  CHANGE OF CONTROL EVENT

Upon a Change of Control Event, the vesting of all Shares subject to the Option hereunder shall be accelerated and Participant shall have the right to exercise the Option to purchase any Shares to the extent not already exercised.

VI.  MARKET STANDOFF AGREEMENT

In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, Participant hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to promptly execute any agreement reflecting the foregoing as may be required by the underwriters at the time of the public offering.

VII.  CONFORMITY WITH PLAN

This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan.  Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan.  By executing and returning this Agreement, Participant acknowledges receipt of this Agreement and the Plan and agrees to be bound by all of the terms of this Agreement and the Plan.

VIII.  NOTICE

All notices given pursuant to or in connection with this Agreement shall be in writing and shall be deemed to be duly given when personally delivered or when mailed, if sent by certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, or to such other address as the parties may give written notice pursuant to this paragraph:

If to the Company:	Talmer Bancorp, Inc.
2301 W. Big Beaver, Suite 525
Troy, MI 48084
Attention: Secretary

If to Participant:

IX.  NO RIGHT TO EMPLOYMENT CONFERRED

Nothing in this Agreement or the Plan shall confer upon Participant any right to continue in employment or service with the Company or a subsidiary or interfere in any way with the right of the Company or any subsidiary to terminate such person’s employment or consulting relationship at any time.

X.  AMENDMENT; BINDING EFFECT

This Agreement and the Plan contain the entire agreement of the parties with respect to the subject matter hereof and may only be amended by written agreement executed by the parties hereto or their respective successors, as permitted by the Plan.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

XI. GOVERNING LAW

This Agreement is made and entered into and shall be construed and enforced in accordance with the laws of the State of Michigan.

XII.  REDEMPTION OPTION

In the event of Participant’s Termination of Service (other than in connection with a Change of Control Event), the Company shall have the right (but not the obligation) to redeem any or all of the Shares issued to Participant upon exercise of this Option for the Redemption Price in accordance with Section 10.06 of the Plan. In the event that Participant or his successor in interest fails to promptly execute and deliver to the Company any and all documents required under Section 10.06 of the Plan, the Company may elect to: (i) establish a segregated account in the amount of the Redemption Price, such account to be turned over to Participant or his successor in interest upon delivery of the documents required by the Plan, and (ii) immediately take such action as is appropriate to transfer record title of such Shares from Participant to the Company and to treat Participant and such Shares in all respects as if delivery of such documents had been made as required by this Agreement.  Participant hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence.

[Signatures on the following page]

IN WITNESS WHEREOF, this Non-Qualified Stock Option Agreement is hereby executed as of the date first written above.

COMPANY:

Talmer Bancorp, Inc., a Michigan corporation

By:
Name:
Its:

PARTICIPANT:

By:
Name: